                                                                     EXHIBIT 4.9

                                    [FORM OF]

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                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST


                      AMENDED AND RESTATED TRUST AGREEMENT


                         Dated as of September __, 2002


                                     between


                            CAPITAL ONE FUNDING, LLC,
                       as Beneficiary and as a Transferor


                                       and


                      DEUTSCHE BANK TRUST COMPANY DELAWARE,
                                as Owner Trustee



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                                TABLE OF CONTENTS

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                                                      ARTICLE I
                                                     DEFINITIONS
Section 1.01.     Definitions..................................................................................  1

Section 1.02.     Generic Terms................................................................................  5

                                                      ARTICLE II
                               ORGANIZATION; DECLARATION OF TRUST BY THE OWNER TRUSTEE

Section 2.01.     Continuation of Trust; Name..................................................................  5

Section 2.02.     Transfer of Property to Trust; Initial Capital Contribution of Trust Estate..................  5

Section 2.03.     Purposes and Powers; Trust To Operate as a Single Purpose Entity.............................  5

Section 2.04.     Appointment of Owner Trustee.................................................................  8

Section 2.05.     Declaration of Trust.........................................................................  8

Section 2.06.     Title to Trust Estate........................................................................  9

Section 2.07.     Nature of Interest in the Trust Estate.......................................................  9

Section 2.08.     Continuation of Trust; Principal Office of Owner Trustee.....................................  9

Section 2.09.     Tax Matters..................................................................................  9

Section 2.10.     Fiscal Year..................................................................................  9

Section 2.11.     Closing......................................................................................  9

Section 2.12.     Books and Records............................................................................  9

Section 2.13.     Limitation on Liability of Transferors and Others............................................ 10

                                                     ARTICLE III
                                  REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARY

Section 3.01.     Representations and Warranties of the Beneficiary............................................ 10

                                                      ARTICLE IV
                                                DISTRIBUTIONS OF FUNDS

Section 4.01.     Distribution of Funds........................................................................ 11

Section 4.02.     Payments from Trust Estate Only.............................................................. 11

Section 4.03.     Method of Payment............................................................................ 12

Section 4.04.     Establishment of Account..................................................................... 12

Section 4.05.     Transferor Interest; Transferor Certificates................................................. 12

                                TABLE OF CONTENTS
                                   (continued)

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                                                      ARTICLE V
                                             DUTIES OF THE OWNER TRUSTEE
Section 5.01.     Action Upon Instructions....................................................................  13

Section 5.02.     No Duty to Act Under Certain Circumstances..................................................  14

Section 5.03.     No Duties Except Under Specified Agreements or Instructions.................................  14

Section 5.04.     Trust Operation.............................................................................  15

Section 5.05.     Execution of Documents......................................................................  15

                                                     ARTICLE VI
                                             CONCERNING THE TRUSTEE BANK

Section 6.01.     Acceptance of Trust and Duties..............................................................  16

Section 6.02.     Furnishing of Documents.....................................................................  17

Section 6.03.     Representations and Warranties as to the Trust Estate.......................................  17

Section 6.04.     Signature of Returns........................................................................  17

Section 6.05.     Reliance; Advice of Counsel.................................................................  17

Section 6.06.     Not Acting in Individual Capacity...........................................................  18

Section 6.07.     Representations and Warranties..............................................................  18

                                                     ARTICLE VII
                                           TERMINATION OF TRUST AGREEMENT

Section 7.01.     Termination of Trust Agreement..............................................................  19

                                                    ARTICLE VIII
                                        SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES
                                             AND SEPARATE OWNER TRUSTEES

Section 8.01.     Resignation and Removal of the Owner Trustee; Appointment of Successors.....................  19

Section 8.02.     Transfer Procedures.........................................................................  20

Section 8.03.     Qualification of Owner Trustee..............................................................  20

Section 8.04.     Co-trustees and Separate Owner Trustees.....................................................  20

                                                     ARTICLE IX
                                                     AMENDMENTS

Section 9.01.     Amendments..................................................................................  21

                                TABLE OF CONTENTS
                                   (continued)

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                                                      ARTICLE X
                                        BENEFICIAL INTERESTS AND CERTIFICATES
Section 10.01.    Issuance of Trust Certificates..............................................................  22

Section 10.02.    Beneficial Interest; Prohibitions on Transfer...............................................  23

Section 10.03.    Lost or Destroyed Trust Certificate.........................................................  23

                                                     ARTICLE XI
                                  COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

Section 11.01.    Trustee Bank Fees and Expenses..............................................................  24

Section 11.02.    Indemnification.............................................................................  24

                                                     ARTICLE XII
                                                    MISCELLANEOUS

Section 12.01.    Conveyance by the Owner Trustee is Binding..................................................  25

Section 12.02.    Instructions; Notices.......................................................................  25

Section 12.03.    Severability................................................................................  26

Section 12.04.    Limitation of Liability.....................................................................  26

Section 12.05.    Separate Counterparts.......................................................................  26

Section 12.06.    Successors and Assigns......................................................................  26

Section 12.07.    Headings....................................................................................  26

Section 12.08.    Governing Law...............................................................................  27

Section 12.09.    Nonpetition Covenants.......................................................................  27

Section 12.10.    No Recourse.................................................................................  27

Section 12.11.    Acceptance of Terms of Agreement............................................................  27

Section 12.12.    Acknowledgement and Acceptance of Indenture.................................................  27

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                                    EXHIBITS


     EXHIBIT A   [FORM OF] TRUST CERTIFICATE ...........................  A-1

     EXHIBIT B   CERTIFICATE OF TRUST OF CAPITAL ONE
                 MULTI-ASSET EXECUTION TRUST............................  B-1

     EXHIBIT C   [FORM OF] TRANSFEROR CERTIFICATE.......................  C-1

         CAPITAL ONE MULTI-ASSET EXECUTION TRUST AMENDED AND RESTATED TRUST AGREEMENT, dated as of September __, 2002, between CAPITAL ONE FUNDING, LLC ("Capital One Funding"), a Virginia limited liability company, as Beneficiary and as a Transferor, and DEUTSCHE BANK TRUST COMPANY DELAWARE, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

         WHEREAS, Capital One Funding and the Owner Trustee have heretofore created a statutory business trust pursuant to the Delaware Business Trust Act (as hereinafter defined) by filing the Certificate of Trust (as hereinafter defined) with the Secretary of State (as hereinafter defined) on December 6, 2001, and entered into a Trust Agreement, dated as of December 5, 2001 (the "Original Trust Agreement");

         WHEREAS, the Owner Trustee filed a corrected Certificate of Trust with the office of the Secretary of State on December 10, 2001, changing the name of the Trust from Capital One Universal Note Trust to Capital One Multiple Issuance Trust and further filed a second corrected Certificate of Trust with the office of the Secretary of State on December 17, 2001, changing the name of the Trust (as hereinafter defined) from Capital One Multiple Issuance Trust to Capital One Multi-asset Execution Trust; and

         WHEREAS, the parties hereto desire to continue the Trust as a statutory business trust under the Delaware Business Trust Act and to amend and restate the Original Trust Agreement of the Trust in its entirety, and to reflect the change of the name of the Trust from Capital One Multiple Issuance Trust to Capital One Multi-asset Execution Trust.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

               Section 1.01. Definitions. For purposes of this Agreement, the following terms have the following meanings:

         "Addition Date" is defined in the related Transfer and Administration Agreement.

         "Adverse Effect" means, whenever used in this Agreement with respect to any Series, Class or Tranche of Notes with respect to any action, that such action will (a) at the time of its occurrence or at any future date result in the occurrence of an Early Redemption Event or Event of Default (each as defined in the Indenture) relating to such Series, Class or Tranche of Notes, as applicable, (b) adversely affect the amount of funds available to be distributed to the Noteholders of any such Series, Class or Tranche of Notes pursuant to the Indenture or the timing of such distributions, or (c) adversely affect the security interest of the Indenture Trustee in the collateral securing the Notes.

         "Agreement" means this Capital One Multi-asset Execution Trust Amended and Restated Trust Agreement, as the same may be amended, modified or supplemented from time to time.

         "Asset Pool" is defined in the Indenture.

         "Asset Pool Supplement" is defined in the Indenture.

         "Beneficial Interest" means the beneficial ownership interest of the Beneficiary in the assets of the Trust which, with respect to each Asset Pool shall be the Transferor Interest in that Asset Pool.

         "Beneficiary" means Capital One Funding, as beneficial owner of the Trust, and each Permitted Affiliate Transferee and other transferee under
Section 10.02.

         "Beneficiary Trust Account" means the account established by the Owner Trustee on behalf of the Trust in accordance with Section 4.04.

         "Certificate of Trust" means the Certificate of Trust in the form attached hereto as Exhibit B which has been filed for the Trust pursuant to
Section 3810(a) of the Delaware Business Trust Act.

         "Class" means, with respect to any Note, the Class specified in the applicable Indenture Supplement.

         "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C.(S)(S) 3801, et seq., as amended from time to time, and any successor statute thereto.

         "Deliveries" is defined in Section 12.02.

         "Disqualification Event," with respect to the Owner Trustee, means (a) the bankruptcy, insolvency or dissolution of the Owner Trustee, (b) the occurrence of the date of resignation of the Owner Trustee, as set forth in a notice of resignation given pursuant to Section 8.01, (c) the delivery to the Owner Trustee of the instrument or instruments of removal referred to in Section
8.01 (or, if such instruments specify a later effective date of removal, the occurrence of such later date), or (d) failure of the Owner Trustee to qualify under the requirements of Section 8.03.

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indemnified Person" is defined in Section 11.02.

         "Indenture" means the Indenture dated as of September __, 2002, between the Trust and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Indenture Supplement" is defined in the Indenture.

         "Indenture Trustee" means The Bank of New York, not in its individual capacity but solely as Indenture Trustee under the Indenture, and each successor Indenture Trustee under such Indenture, or such other party identified as the Indenture Trustee within the Indenture.

         "Issuer Tax Opinion" is defined in the Indenture.

         "Master Trust" is defined in the Indenture.

         "Master Trust Tax Opinion" is defined in the Indenture.

         "Master Trust Trustee" means the trustee under the applicable Pooling and Servicing Agreement and each successor trustee under such Pooling and Servicing Agreement.

         "Note" means each "Note" designated as such in the Indenture.

         "Noteholder" means each "Noteholder" designated as such in the Indenture.

         "Note Rating Agency" means each "Note Rating Agency" designated as such in the Indenture.

         "Original Trust Agreement" has the meaning assigned to such term in the recitals of this Agreement.

         "Outstanding Dollar Principal Amount" means, for any Series, Class or Tranche of Notes, the "Outstanding Dollar Principal Amount" (as such term is defined in the Indenture) of such Series, Class or Tranche of Notes.

         "Owner Trustee" means Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement (unless otherwise specified herein), and each successor trustee under Article VIII, in its capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in Section 8.04, in its capacity as owner trustee hereunder.

         "Person" means any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

         "Periodic Filing" means any filing or submission that the Trust is required to make with any federal, state or local authority or regulatory agency.

         "Permitted Affiliate Transferee" is defined in Section 10.02.

         "Pooling and Servicing Agreement" means a pooling and servicing agreement, indenture or other agreement for the issuance of securities from time to time from a Master Trust and the servicing of the receivables in such Master Trust, as such agreement may be amended, restated and supplemented from time to time.

         "Requirements of Law" shall mean, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Secretary of State" means the Office of the Secretary of State of the State of Delaware.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series" means, with respect to any Note, the Series specified in the applicable Indenture Supplement.

         "Tranche" means, with respect to any Class of Notes, Notes of such Class which have identical terms, conditions and Tranche designation. Notes of a single Tranche may be issued on different dates.

         "Transaction Documents" means the Indenture, any Asset Pool Supplement thereto, any Indenture Supplement thereto, any Transfer and Administration Agreement, the Transferor Certificate, the Trust Certificate, the Certificate of Trust and other documents delivered in connection herewith and therewith.

         "Transfer and Administration Agreement" means any Transfer and Administration Agreement between the Trust, the applicable Transferor or Transferors and the applicable administrator, which by its terms is identified as being a Transfer and Administration Agreement referred to herein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Transferor" means Capital One Funding and its successors and assigns, and any other Transferor designated in the applicable Transfer and Administration Agreement.

         "Transferor Certificate" is defined in Section 4.05(b).

         "Transferor Interest" is defined in Section 4.05(a).

         "Trust" means the trust created by this Agreement and the filing of the Certificate of Trust with the Secretary of State.

         "Trust Certificate" is defined in Section 10.01.

         "Trust Estate" is defined in Section 2.05.

         "Trustee Bank" means Deutsche Bank Trust Company Delaware in its individual capacity, each bank appointed as successor Owner Trustee under
Article VIII in its individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 8.04 in its individual capacity.

     "UCC" means the Uniform Commercial Code as in effect in the State of Delaware and any other applicable jurisdiction.

         Section 1.02. Generic Terms. 1. The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms will refer to this Agreement.

         (b) Unless otherwise indicated in context, the terms "Section," "Exhibit" or "Schedule" will refer to a Section of, or an Exhibit or Schedule to, this Agreement.

         (c) Words of the masculine, feminine or neuter gender mean and include the correlative words of other genders, and words importing the singular number mean and include the plural number and vice versa.

         (d) The terms "include," "including" and similar terms will be construed as if followed by the phrase "without limitation."

         (e) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or in connection herewith unless otherwise defined therein.

         (f) Any agreement, instrument or statute defined or referred to herein or in any certificate or other document made or delivered pursuant hereto or in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  ORGANIZATION;
                    DECLARATION OF TRUST BY THE OWNER TRUSTEE

         Section 2.01. Continuation of Trust; Name. The Original Trust Agreement is hereby amended and restated in its entirety. The Trust heretofore created and continued hereby is named "Capital One Multi-asset Execution Trust," under which name the Owner Trustee or the Beneficiary may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. All action taken by the Owner Trustee in connection with the filing of the corrected Certificate of Trust referenced in the recitals to this Agreement is hereby ratified.

         Section 2.02. Transfer of Property to Trust; Initial Capital Contribution of Trust Estate. The Beneficiary has assigned, granted and transferred, over to the Owner Trustee, as of the date of the Original Trust Agreement, $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Beneficiary, as of the date of the Original Trust Agreement, of the foregoing contribution, which constituted the initial Trust Estate.

         Section 2.03. Purposes and Powers; Trust To Operate as a Single Purpose Entity. (a) The purpose of the Trust is to engage solely in a program of acquiring the Trust Estate and issuing Notes under the Indenture and related activities. Without limiting the generality of the foregoing, the Trust may and shall have the power and authority to:

         (i)   acquire and hold the Trust Estate;

         (ii) from time to time, grant a security interest in the Trust Estate, and grant a security interest in accounts established for the benefit of indebtedness of the Trust under the Indenture;

         (iii) from time to time authorize and approve the issuance of Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

               (A) determining the principal amount of the Notes;

               (B) determining the maturity date of the Notes;

               (C) determining the rate of interest, if any, to be paid on the Notes;

               (D) determining the price or prices at which such Notes will be sold by the Trust;

               (E) determining the provisions, if any, for the redemption of such Notes;

               (F) determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;

               (G) preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act of 1933, as amended, the qualification of indentures under the Trust Indenture Act of 1939, as amended, and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

               (H) preparing any prospectus, offering memorandum, private placement memorandum or other descriptive material relating to the issuance of the Notes;

               (I) listing the Notes on any United States or non-United States securities exchange;

               (J) entering into one or more interest rate, basis or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties to manage interest rate or currency risk relating to the Notes;

                (K) appointing a paying agent or agents for purposes of payments on the Notes; and

                (L) arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

         (iv) from time to time receive payments and proceeds with respect to the Trust Estate and the Indenture and either invest or distribute those payments and proceeds;

         (v) from time to time make deposits to and withdrawals from accounts established under the Indenture;

         (vi) from time to time make and receive payments pursuant to derivative agreements, supplemental credit enhancement agreements and supplemental liquidity agreements;

         (vii)  from time to time make payments on the Notes;

         (viii) from time to time acquire additional collateral to be included in the Trust Estate;

         (ix) from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (viii) above;

         (x) enter into the Transaction Documents and all other documents, certificates and agreements necessary or incidental in connection therewith; and

         (xi) subject to compliance with the Transaction Documents, engage in such other related activities as may be required or convenient in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the applicable Transferor, which activities shall not be contrary to the status of the Trust as a qualified special purpose entity.

In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, UCC financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.

         (b) Each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is hereby authorized and shall have the power to execute and deliver from time to time loan agreements, underwriting agreements, terms agreements, selling agent agreements, purchase agreements, private placement agreements, swap and other derivative agreements, including performance agreements, indentures, indenture supplements, terms documents, notes, security agreements, and other agreements and instruments as are consistent with the purposes of the Trust. Without limiting the generality of the foregoing, each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is specifically authorized to execute and deliver without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Business Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Trust including:

         (i) the Indenture, each Indenture Supplement and each Issuer Certificate (as defined in the Indenture);

         (ii)  the Notes;

         (iii) each interest rate, basis or currency swap, cap, collar, guaranteed investment contract or other derivative agreement, including agreements related thereto, between the Trust and a counterparty to manage interest rate or currency risk relating to the Notes; and

         (iv) any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).

The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Beneficiary and the Owner Trustee, on behalf of the Trust, to execute and deliver other agreements, documents, instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).

         (c) Each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is hereby authorized and shall have the power to execute and file any Periodic Filings on behalf of the Trust.

         (d) Either the Owner Trustee or the Beneficiary will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and will cause the Trust to hold itself out as being a Person separate and apart from any other Person.

         (e) The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust.

         Section 2.04. Appointment of Owner Trustee. The Beneficiary hereby appoints Deutsche Bank Trust Company Delaware as Owner Trustee of the Trust effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth herein and in the Delaware Business Trust Act.

         Section 2.05. Declaration of Trust. The Owner Trustee hereby declares that it will hold the contribution described in Section 2.02, and the other documents and assets described in Section 2.03, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property transferred, assigned, set over, pledged or otherwise conveyed to, and held by, the Trust pursuant to this Agreement, any Transfer and Administration Agreement, the Indenture, or any Asset Pool Supplement (collectively, the "Trust Estate"), upon the trust set forth herein and for the sole use and benefit of the Beneficiary. It is the intention of the parties hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that this Agreement constitute the governing instrument of such business trust. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Delaware Business Trust Act with respect to accomplishing the purposes of the Trust.

         Section 2.06. Title to Trust Estate. Title to all of the Trust Estate will be vested in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate will be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.

         Section 2.07. Nature of Interest in the Trust Estate. The Beneficiary will not have any legal title to or right to possession of any part of the Trust Estate.

         Section 2.08. Continuation of Trust; Principal Office of Owner Trustee. The Owner Trustee has filed a Certificate of Trust with the Secretary of State and will maintain the Owner Trustee's principal office in the State of Delaware. Nothing herein, however, shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The Trust will be located in Delaware and administered in Delaware and New York.

         Section 2.09. Tax Matters. The parties hereto intend that, for income and franchise tax purposes, the Trust will be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Beneficiary, and the parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Code or otherwise will be made by the Beneficiary. The Trust will not elect to be treated as a corporation for any tax purpose.

         Section 2.10. Fiscal Year. The fiscal year of the Trust will end on the last day of December of each year.

         Section 2.11. Closing. The transfer, assignment, set-over, pledge and conveyance of the Trust Estate and the initial issuance of Notes shall take place on September __, 2002 at the offices of Orrick, Herrington & Sutcliffe LLP, 3050 K Street, N.W., Washington, D.C. 20007.

         Section 2.12. Books and Records. The Beneficiary agrees to record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) required to be filed with respect to the Trust Estate assigned by any Transferor pursuant to this Agreement and any Transfer and Administration Agreement, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer, assignment, set-over, pledge and conveyance of the Trust Estate to the Trust, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to the Trust (excluding such amendments, which shall be delivered promptly after filing).

         Section 2.13. Limitation on Liability of Transferors and Others. Any Transferor and any director or officer or employee or agent of such Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Any Transferor, in its capacity as such, shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The Beneficiary shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III

                               REPRESENTATIONS AND
                          WARRANTIES OF THE BENEFICIARY

         Section 3.01. Representations and Warranties of the Beneficiary. The Beneficiary hereby represents and warrants to the Owner Trustee as of the date of this Agreement and as of each Addition Date:

         (a) The Beneficiary is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any other documents related hereto to which it is a party.

         (b) The Beneficiary is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Beneficiary, in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals would have a material adverse effect on the interests of the Noteholders hereunder or under the Indenture; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby or by any other Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.

         (c) The execution and delivery by the Beneficiary of this Agreement and the consummation by the Beneficiary of the transactions provided for in this Agreement and in the other Transaction Documents to which the Beneficiary is a party have been duly authorized by the Beneficiary by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Beneficiary is a party will remain, from the time of its execution, an official record of the Beneficiary; the Beneficiary has the power and authority to assign the property to be assigned to and deposited with the Trust.

         (d) The execution and delivery by the Beneficiary of this Agreement, the performance by the Beneficiary of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Beneficiary is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Beneficiary's ability to perform its obligation under this Agreement).

         (e) The execution and delivery by the Beneficiary of this Agreement, the performance by the Beneficiary of the transactions contemplated by this Agreement and the fulfillment by the Beneficiary of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Beneficiary.

         (f) There are no proceedings or investigations pending or, to the Beneficiary's knowledge, threatened against the Beneficiary before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Beneficiary or its properties (i) asserting the invalidity of this Agreement or any of the Transaction Documents,
(ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Beneficiary, would materially and adversely affect the performance by the Beneficiary of its obligations under this Agreement or the Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents.

                                   ARTICLE IV

                             DISTRIBUTIONS OF FUNDS

         Section 4.01. Distribution of Funds. All funds received by the Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefiting from such encumbrance) will be distributed to the Beneficiary.

         Section 4.02. Payments from Trust Estate Only. All payments to be made by the Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Trust will have received income or capital proceeds from the Trust Estate. The Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Beneficiary or to any other Person.

         Section 4.03. Method of Payment. All amounts payable to the Beneficiary pursuant to this Agreement will be paid by the Owner Trustee on behalf of the Trust to the Beneficiary or a nominee therefor in such manner as the Beneficiary may from time to time designate in written instructions to the Owner Trustee. All funds received by the Owner Trustee on behalf of the Trust not later than 2:00 p.m. (New York City time) on a Business Day will be applied by the Owner Trustee on that Business Day. Funds received after that time will be applied on the next following Business Day.

         Section 4.04. Establishment of Account. The Beneficiary hereby authorizes the Owner Trustee to establish and maintain an account on behalf of the Trust into which all funds received by the Owner Trustee on behalf of the Trust shall be deposited. Such account shall be designated the Beneficiary Trust Account.

         Section 4.05. Transferor Interest; Transferor Certificates.

         (a) The Transferors shall hold an undivided beneficial interest in the Trust Estate, having such rights as are set forth in this Agreement and the other Transaction Documents (such undivided beneficial interest, the "Transferor Interest"). Such Transferor Interest includes the right to receive amounts specified in the Indenture, Asset Pool Supplement or Transfer and Administration Agreement to be distributed to the holders of the Transferor Interest.

         (b) At the election of each Transferor (which election may, from time to time, be changed or otherwise revised by the applicable Transferor upon written notice by such Transferor to the Owner Trustee), a Transferor Certificate representing all or a portion of such Transferor's interest in the Transferor Interest may be issued to such electing Transferor in registered form, substantially in the form attached as Exhibit C (each, a "Transferor Certificate"). No Transferor Certificate shall entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Transferor Certificate a certificate of authentication substantially in the form provided in Exhibit C, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. Each Transferor Certificate shall be dated the date of its authentication.

         (c) To the fullest extent permitted by applicable law, neither the Transferor Certificates (or any interest therein) nor the Transferor Interest (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person; provided, however, that a Transferor Certificate (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of if the transferor thereof has provided the Owner Trustee and the Indenture Trustee with a Master Trust Tax Opinion and an Issuer Tax Opinion relating to such sale, transfer, assignment, participation, pledge or other disposition.

         (d) If (i) a mutilated Transferor Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of a Transferor Certificate and
(ii) in the case of a destroyed, lost or stolen Transferor Certificate, there shall be delivered to the Owner Trustee (as such and in its individual capacity) such security or indemnity as may be required by it to save it harmless, then the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Transferor Certificate, a new Transferor Certificate of like tenor and denomination. In connection with the issuance of any new Transferor Certificate under this Section 4.05(d), the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection therewith. Any duplicate Transferor Certificate issued pursuant to this Section 4.05(d) shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Transferor Certificate shall be found at any time.

                                    ARTICLE V

                           DUTIES OF THE OWNER TRUSTEE

         Section 5.01. Action Upon Instructions. 1. It is the intention of the Beneficiary that the powers and duties of the Owner Trustee are to be purely ministerial only. Accordingly, subject to Section 5.01(b) and 5.01(c), and
Article XII, the Beneficiary will direct the Owner Trustee in the management of the Trust and the Trust Estate. Such direction shall be exercised at any time only by written instruction of the Beneficiary delivered to the Owner Trustee pursuant to this Article V. Notwithstanding any other provision of this Agreement, the Owner Trustee shall not take any action including but not limited to the execution of any documents, certificates or other instruments (other than the Transaction Documents and any documents, certificates or other instruments attached thereto or contemplated thereby), unless it receives written instructions from the Beneficiary.

         (b) The Owner Trustee will take such action or actions as may be specified in any instructions delivered in accordance with Section 5.01(a); provided, however, that the Owner Trustee will not be required to take any such action if the Trustee Bank will have been advised by counsel that such action
(i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is reasonably likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received additional indemnification or security satisfactory to the Trustee Bank from the Beneficiary against all costs, expenses and liabilities arising from the Owner Trustee's taking such action.

         (c) The Beneficiary will not direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement, nor will the Owner Trustee be obligated to follow any such direction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action to be adopted, the Owner Trustee will promptly give notice to the Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Owner Trustee acts in good faith in accordance with such written instructions received from the Beneficiary, the Owner Trustee shall not be liable on account of such action to any Person. If the

Owner Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiary, and will have no liability to any Person for such action or inaction.

              (e) The Owner Trustee will, subject to this Section 5.01, act in accordance with the instructions given to it by the Beneficiary pursuant to
Section 5.01(b), and to the extent the Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee will not be liable on account of such action to any Person.

              Section 5.02. No Duty to Act Under Certain Circumstances. Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Owner Trustee, except a Trustee Bank authorized as co-trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be at the expense of the Beneficiary) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Beneficiary, shall, appoint an additional trustee pursuant to Section 8.04 hereby to proceed with such action.

              Section 5.03. No Duties Except Under Specified Agreements or Instructions.

              (a) The Owner Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Trust or any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Beneficiary received pursuant to Section 5.01; and no implied duties or obligations will be read into this Agreement against the Owner Trustee. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall have no obligation or duty to take any action the Trust is authorized and empowered to take pursuant to Section 2.03(a). The Owner Trustee nevertheless agrees that it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the ownership of any part of the Trust Estate.

              (b) The Owner Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Beneficiary pursuant to Section 5.01. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall not be required to perform any obligations or duties of the Trust under the Indenture, which duties and obligations shall be the sole responsibility of the Beneficiary.

              Section 5.04. Trust Operation. The operations of the Trust will be conducted in accordance with the following standards:

              (a) the Trust will act solely in its own name through the Owner Trustee or the Beneficiary;

              (b) the Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in
Section 2.03 of this Agreement;

              (c) the Trust's funds and assets will at all times be maintained separately from those of the Beneficiary and its affiliates;

              (d) the Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liability distinct from those of the Beneficiary, the Beneficiary's affiliates or any other third person, and will use stationery and other business forms of the Owner Trustee or the Trust and not that of the Beneficiary or any of its affiliates, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiary or any affiliates thereof, or (ii) that the assets of the Trust are available to pay the creditors of the Beneficiary or any affiliates thereof;

              (e) the Trust will not hold itself out as being liable for the debts of the Beneficiary or any affiliates thereof;

              (f) the Trust will not engage in any transaction with the Beneficiary or any affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms neither more favorable nor less favorable than the terms and conditions available at the time to the Trust for comparable transactions with other Persons; and

              (g) the Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding by the Owner Trustee that the Trust's liabilities exceed its assets or that the Trust is unable to pay its debts in a timely manner as they become due.

              Section 5.05. Execution of Documents. The Owner Trustee will, at the written direction of the Beneficiary, execute and deliver on behalf of the Trust such instruments, agreements and certificates contemplated hereby to which the Trust is a party (such direction to be conclusively evidenced by the Owner Trustee's execution and delivery of such documents to, and acceptance by, the Beneficiary or its counsel). The Beneficiary hereby instructs the Owner

Trustee to execute, on behalf of the Trust, the Transaction Documents to which the Trust is a party and any documents, certificates or other instruments attached thereto or contemplated thereby.

                                   ARTICLE VI

                           CONCERNING THE TRUSTEE BANK

              Section 6.01. Acceptance of Trust and Duties. The Trustee Bank accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement. The Trustee Bank also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement. The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii) for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.03(a), or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:

              (a) The Trustee Bank will not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same will not constitute negligence, bad faith or willful misconduct;

              (b) The Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Beneficiary;

              (c) No provision of this Agreement or any Transaction Document will require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;

              (d) Under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Trust;

              (e) The Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiary or with respect to any agreement entered into by the Trust;

              (f) Under no circumstances will the Trustee Bank be responsible or liable for the action or inaction of the Beneficiary, nor will the Trustee Bank be responsible for monitoring the performance of the Beneficiary's duties hereunder or of any other Person acting for or on behalf of the Trust;

              (g) In no event shall the Trustee Bank be personally liable for special, consequential or punitive damages unless such damages result from its willful misconduct, bad faith or negligence, for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, for the acts or omissions of brokers or dealers, and for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Beneficiary or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person;

              (h) The Trustee Bank shall not be liable for the default or misconduct of the Indenture Trustee under any of the Transaction Documents or otherwise, and the Trustee Bank shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents, in each case that are required to be performed by the Indenture Trustee under the Indenture; and

              (i) The Trustee Bank shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Trustee Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee Bank therein or thereby. The right of the Trustee Bank to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Trustee Bank shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

              Section 6.02. Furnishing of Documents. The Owner Trustee will furnish to the Beneficiary, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Trust Estate.

              Section 6.03. Representations and Warranties as to the Trust Estate. The Owner Trustee makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Beneficiary that it will comply with the last sentence of Section 5.03(a).

              Section 6.04. Signature of Returns. The Beneficiary will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Beneficiary.

              Section 6.05. Reliance; Advice of Counsel. The Owner Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer's certificate of the relevant party, as to such fact or matter, and such officer's certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, the Owner Trustee may, at the expense of the Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee will not be liable for the default or misconduct of any agent or attorney selected by the Owner Trustee with reasonable care; and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

              Section 6.06. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trust hereunder the Trustee Bank acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.

              Section 6.07. Representations and Warranties. The Trustee Bank, other than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Beneficiary that:

              (a) The Trustee Bank is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

              (b) The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

              (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which the Trustee Bank is a party or by which the Trustee Bank or any of the Trustee Bank's properties may be bound.

              (d) The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware business trust.

                                  ARTICLE VII

                         TERMINATION OF TRUST AGREEMENT

              Section 7.01.  Termination of Trust Agreement.

              (a) The Trust shall dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the Delaware Business Trust Act. Any money or other property held as part of the Trust Estate following such distribution shall be distributed to the Beneficiary. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Beneficiary shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle the Beneficiary's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

              (b) Except as provided in Section 7.01(a), the Beneficiary shall not be entitled to revoke or terminate the Trust.

              (c) Upon the winding up of the Trust in accordance with the Delaware Business Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Business Trust Act and thereupon the Trust and this Agreement (other than Article XI) shall terminate.

                                  ARTICLE VIII

                      SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES
                           AND SEPARATE OWNER TRUSTEES

              Section 8.01. Resignation and Removal of the Owner Trustee; Appointment of Successors. Upon the occurrence of a Disqualification Event with respect to the Owner Trustee, the Beneficiary shall appoint a successor Owner Trustee by an instrument signed by the Beneficiary. If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Beneficiary may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee has been appointed as above provided. Any successor Owner Trustee so appointed by such court will immediately and, except as provided in Section 8.02 below, without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court. The Owner Trustee may resign at any time without cause by giving at least thirty (30) days prior written notice to the Beneficiary. No such removal or resignation shall become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02. The Beneficiary will notify the Note Rating Agencies promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee.

              Section 8.02. Transfer Procedures. Any successor Owner Trustee, however appointed, will execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee will be fully discharged of its duties and obligations to serve as Owner Trustee hereunder. The predecessor Owner Trustee shall promptly deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement. The successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

              Section 8.03. Qualification of Owner Trustee. Any Owner Trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Business Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's or, if not rated, otherwise satisfactory to each Note Rating Agency.

              Section 8.04. Co-trustees and Separate Owner Trustees. Whenever the Owner Trustee or the Beneficiary shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Owner Trustee or the Beneficiary shall be advised by counsel satisfactory to them that such action is necessary or prudent, the Owner Trustee and the Beneficiary shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Beneficiary. In case a Disqualification Event shall occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

                                   ARTICLE IX

                                   AMENDMENTS

              Section 9.01.  Amendments.

              (a) This Agreement may be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, without the consent or the entitlement to vote of the Indenture Trustee or any Noteholders, upon issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion to the Master Trust Trustee and the Indenture Trustee, which shall not be an expense of the Owner Trustee or the Trustee Bank; provided, however, that the Trust shall deliver to the Indenture Trustee and the Owner Trustee an officer's certificate to the effect that the Trust reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future; provided further, however, that such amendment will not significantly change the permitted activities of the Trust as set forth in Section 2.03. The Owner Trustee shall not be responsible for determining whether any such amendment to this Agreement will significantly change the activities of the Trust as set forth in Section 2.03.

              (b) This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, with prior written notice to each Note Rating Agency, upon issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion to the Master Trust Trustee, the Owner Trustee and the Indenture Trustee and (A) in the case of a significant change to Section 2.03(a) which the Trust reasonably believes will not have an Adverse Effect with the consent of holders of a majority of the Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such change, and (B) in all other cases, with the consent of holders of not less than 662/3% of the Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such change; provided, however, that, without the consent of the holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Trust Estate or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the holders of which are required to consent to any such amendment.

              (c) Promptly after the execution of any such amendment or consent, the Beneficiary, on behalf of the Trust, shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Note Rating Agency.

              (d) It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

              (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

              (f) The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an officer's certificate of the Trust to the effect that the conditions to such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                   ARTICLE X

                      BENEFICIAL INTERESTS AND CERTIFICATES

              Section 10.01. Issuance of Trust Certificates. (a) Promptly following the execution and delivery of this Agreement, the Owner Trustee on behalf of the Trust will issue and deliver to the Beneficiary a certificate of beneficial ownership of the Trust Estate substantially in the form of Exhibit A hereto (the "Trust Certificate") evidencing the Beneficiary's Beneficial Interest in the Trust. The Beneficiary, in its capacity as the holder of the Trust Certificate, (i) shall be the sole beneficial owner of the Trust and (ii) shall be bound by the provisions of this Agreement.

              (b) Concurrently with the execution of this Agreement, the Owner Trustee shall cause a single Trust Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of Capital One Funding, as a Transferor, signed by any Vice President or more senior officer of such Transferor, without further corporate action by such Transferor. The Trust Certificate shall not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Trust Certificate shall have been duly authenticated and delivered hereunder. A Trust Certificate bearing the manual signature of an individual who was, at the time when such signature was affixed, an authorized officer will bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate. The Trust Certificate will be dated the date of its authentication.

              (c) The Beneficiary will be entitled to all rights provided to it under this Agreement and in the Trust Certificate and will be subject to the terms and conditions contained in this Agreement and in the Trust Certificate.

              (d)  The Owner Trustee will maintain at its office referred to in
Section 2.08, or at the office of any agent appointed by it and approved in writing by the Beneficiary, a register for the registration of the Trust Certificate. Such register will show the name and address of the holder of the Trust Certificate, and the Owner Trustee will treat such register as definitive and binding for all purposes hereunder.

              (e) When the Trust Certificate is duly executed and issued by the Trust and duly authenticated by the Owner Trustee in accordance with this Agreement, the Trust Certificate will be fully paid, validly issued, non-assessable and entitled to the benefits of this Agreement.

              Section 10.02. Beneficial Interest; Prohibitions on Transfer. 1. The Beneficial Interest will initially be beneficially owned by Capital One Funding. Transfers of all or a portion of the Beneficial Interest and the Trust Certificate may be made between Capital One Funding and any other Person who is an Affiliate of Capital One Funding (a "Permitted Affiliate Transferee") upon delivery to the Master Trust Trustee and the Owner Trustee of a Master Trust Tax Opinion and an Issuer Tax Opinion with respect to such transfer. The Beneficiary may not sell, participate, transfer, assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to the Trust Certificate or its Beneficial Interest to any other Person, except (i) to any Permitted Affiliate Transferee, or (ii) to the extent a corresponding transfer of the applicable portion of the Trust Estate would be permitted. Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate to any Person will be effective only upon the issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion to the Master Trust Trustee and the Owner Trustee, which will not be an expense of the Owner Trustee or the Trustee Bank. Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate which is not in compliance with the terms of this Section 10.02 will be null and void.

              (b) The Trust Certificate will bear a legend setting forth the restriction on the transferability of the Beneficial Interest substantially as follows:

         "THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS."

              (c) The Owner Trustee shall not be required to ascertain whether any purported transfer of the Beneficial Interest and the Trust Certificate complies with the Securities Act.

              Section 10.03. Lost or Destroyed Trust Certificate. If the Trust Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee on behalf of the Trust will, upon the written request of the Beneficiary, and compliance with all applicable terms of this paragraph, execute and deliver to such holder in replacement thereof a new Trust Certificate dated the same date as on the Trust Certificate so mutilated, destroyed, lost or stolen. If the Trust Certificate being replaced has been mutilated, destroyed, lost or stolen, the Beneficiary will furnish to the Owner Trustee such security or indemnity as may be required by the Owner Trustee to save the Owner Trustee harmless from any damage, loss or liability in connection with such Trust Certificate, and the Owner Trustee may require from the Beneficiary payment of a sum to reimburse the Owner Trustee for, or to provide funds for, the payment of any costs, fees and expenses and any tax or other governmental charge in connection therewith and any charges paid or payable by the Owner Trustee.

                                   ARTICLE XI

                COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

              Section 11.01. Trustee Bank Fees and Expenses. The Transferors will pay to the Trustee Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Transferors and the Trustee Bank promptly when due thereunder and reimburse the Trustee Bank for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Trust. Except to the extent specifically provided in Section 606 of the Indenture, payment of such fees and expenses will not be a recourse obligation of the Issuer.

              Section 11.02. Indemnification. To the fullest extent permitted by law, each Transferor hereby agrees, severally and not jointly, whether or not any of the transactions contemplated by this Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) in any way relating to or arising out of this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Owner Trustee, or the Trustee Bank under this Agreement, and the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the third sentence of Section 6.01; provided, however, that the applicable Transferor or Transferors shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.07 made by the Indemnified Person.

         In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the applicable Transferor or Transferors will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel will be paid by the applicable Transferor or Transferors. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Trustee Bank's choice of legal counsel shall be subject to the approval of the Beneficiary, which approval shall not be unreasonably withheld.

         Except to the extent specifically provided in Section 606 of the Indenture, the payment of such indemnified amounts will not be a recourse obligation of the Issuer.

         The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Trustee Bank.

                                  ARTICLE XII

                                  MISCELLANEOUS

              Section 12.01. Conveyance by the Owner Trustee is Binding. Any sale or other conveyance of any part of the Trust Estate by the Owner Trustee on behalf of the Trust made pursuant to the terms of this Agreement will bind the Beneficiary and will be effective to transfer or convey all beneficial interest of the Owner Trustee and Beneficiary in and to such part of the Trust Estate, as the case may be. No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.

              Section 12.02. Instructions; Notices. All instructions, notices, requests or other communications ("Deliveries") desired or required to be given under this Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission or (d) personal delivery, with receipt acknowledged in writing, to the following addresses:

              (i)    if to Capital One Funding:

                     Capital One Funding, LLC
                     140 East Shore Drive, Room 1048
                     Glen Allen, Virginia 23059
                     Facsimile: (___) ___-____

              (ii)   if to the Owner Trustee:

                     Deutsche Bank Trust Company Delaware
                     E.A. Delle Donne Corporate Center
                     Montgomery Building
                     1011 Centre Road
                     Wilmington, Delaware 19805-1266
                     Attention: Corporate Trust Administration
                     Facsimile:

                     with a copy to:

                     Deutsche Bank Trust Company Delaware
                     4 Albany Street, 10/th/ Floor
                     New York, New York 10006
                     Attention:

         All Deliveries will be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries will be deemed given three days after the date of mailing and except to the extent sent by telecopy or other facsimile transmission, in which event such Deliveries will be deemed given when answer back is received). Either party may designate a change of address or supplemental address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

              Section 12.03. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any provision hereof in any other jurisdiction.

              Section 12.04. Limitation of Liability. (a) Neither the Beneficiary nor any officer, director, employee, agent, partner, shareholder, trustee or principal of the Beneficiary, the Trust or any Person owning, directly or indirectly, any legal or beneficial interest in the Beneficiary, will have any liability or obligation with respect to the Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons will look solely to the Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is subject to Section 12.06 and is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law.

              (b) All agreements entered into by the Trust under which the Trust would have any material liability will contain an exculpatory provision substantially to the following effect:

              Neither any trustee nor any beneficiary of Capital One Multi-asset Execution Trust nor any of their respective officers, directors, employers or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of Capital One Multi-asset Execution Trust with respect thereto.

              Section 12.05. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

              Section 12.06. Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Beneficiary and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.

              Section 12.07. Headings. The headings of the various Sections herein are for convenience of reference only and will not limit any of the terms or provisions herein.

              Section 12.08. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE

              Section 12.09. Nonpetition Covenants. Notwithstanding any prior termination of the Trust or this Agreement, the Owner Trustee and the Beneficiary, by its acceptance of the Beneficial Interest, shall not at any time with respect to the Trust, the Beneficiary or any applicable Master Trust, acquiesce, petition or otherwise invoke or cause the Trust, the Beneficiary or any applicable Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust, the Beneficiary or any applicable Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Beneficiary or any applicable Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust, the Beneficiary or any applicable Master Trust; provided, that this Section 12.09 shall not operate to preclude any remedy described in Article V of the Indenture.

              Section 12.10. No Recourse. The holder of the Trust Certificate by accepting the Trust Certificate acknowledges that the Trust Certificate does not represent an interest in or obligation of the Beneficiary, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture or the applicable Asset Pool Supplement.

              Section 12.11. Acceptance of Terms of Agreement. THE RECEIPT AND ACCEPTANCE OF THE TRUST CERTIFICATE BY THE BENEFICIARY, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE BENEFICIARY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND THE BENEFICIARY.

              Section 12.12. Acknowledgement and Acceptance of Indenture. Capital One Funding, LLC, as Beneficiary, by its signature hereto, acknowledges and accepts the Indenture.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed, by their respective officers hereunto duly authorized all as of the day and year first above written.

                                     DEUTSCHE BANK TRUST COMPANY
                                     DELAWARE


                                     By:_____________________
                                        Name:
                                        Title:


                                     CAPITAL ONE FUNDING, LLC,
                                     as the Beneficiary and as a Transferor


                                     By:_____________________
                                        Name:
                                        Title:


     [Signature Page to Capital One Multi-asset Execution Trust Amended and
                           Restated Trust Agreement]

                                                                       EXHIBIT A

                           [FORM OF] TRUST CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.

                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

                                TRUST CERTIFICATE

(This Certificate does not represent an interest in or obligation of Capital One Funding, LLC or any of its affiliates, except to the extent described below.)

         THIS CERTIFIES THAT Capital One Funding, LLC is the registered beneficial owner of the Capital One Multi-asset Execution Trust (the "Trust") created by Capital One Funding, LLC, a Virginia limited liability company ("Capital One Funding").

         The Trust was created pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) the Capital One Multi-asset Execution Trust Amended and Restated Trust Agreement, dated as of _______, 2002 (as amended, the "Trust Agreement"), between Capital One Funding, as Beneficiary and as a Transferor, and Deutsche Bank Trust Company Delaware, as owner trustee (the "Owner Trustee"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement as specified in Section 1.01.

         This Certificate is the duly authorized Certificate evidencing a beneficial interest in the Trust (herein called the "Certificate"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Owner by virtue of the acceptance hereof assents and by which the Owner is bound.

         Notwithstanding any prior termination of the Trust Agreement, the Owner, by its acceptance of this Certificate, covenants and agrees that, to the fullest extent permitted by applicable law, it shall not at any time with respect to the Trust, the Beneficiary or any Transferor, acquiesce, petition or otherwise invoke or cause the Trust, the Beneficiary or any Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust, the Beneficiary or any Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the

Beneficiary or any Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust, the Beneficiary or any Transferor.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or any Transaction Document or be valid for any purpose.

         THIS CERTIFICATE AND THE TRUST AGREEMENT WILL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT-OF-LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE OWNER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity pursuant to the Trust Agreement, has caused this Certificate to be issued by the Trust as of the date hereof.

                                            CAPITAL ONE MULTI-ASSET EXECUTION
                                            TRUST

                                            By:  DEUTSCHE BANK TRUST COMPANY
                                            DELAWARE, not in its individual
                                            capacity but solely as Owner Trustee

                                            By: __________________________
                                                Name:
                                                Title:


Date:  _________ __, 200_

                          CERTIFICATE OF AUTHENTICATION

  This is the Certificate referred to in the within-mentioned Trust Agreement.

DEUTSCHE BANK TRUST COMPANY           or   DEUTSCHE BANK TRUST COMPANY DELAWARE,
DELAWARE, not in its individual            not in its individual capacity but
capacity but solely as Owner Trustee       solely as Owner Trustee

                                           By:__________________________________
                                              Authenticating Agent





By:______________________________          By:__________________________________
   Authorized Signatory                       Authorized Signatory

                                                            ANNEX I to EXHIBIT A

         Registered Owner and address:

                  Capital One Funding, LLC
                  140 East Shore Drive, Room 1048
                  Glen Allen, Virginia  23059

         Tax Identification Number:
         54-2058720

                  ______________

                                                                       EXHIBIT B

                             CERTIFICATE OF TRUST OF
                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

         THIS Certificate of Trust of Capital One Multi-asset Execution Trust (the "Trust") has been duly executed and is being filed by Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as owner trustee, to create a business trust under the Delaware Business Trust Act (12 Del. C., (S) 3801 et seq.).

         1. Name. The name of the business trust created hereby is Capital One Multi-asset Execution Trust.

         2. Delaware Trustee. The name and business address of the owner trustee of the Trust in the State of Delaware are Deutsche Bank Trust Company Delaware, E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805-1266.

         3. Effective Date. This Certificate of Trust shall be effective on _______ __, 2002.

         IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Trust in accordance with Section 3811(a) of the Delaware Business Trust Act.

                                        DEUTSCHE BANK TRUST COMPANY
                                        DELAWARE, not in its individual capacity
                                               but solely as Owner Trustee


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT C

                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

                        [FORM OF] TRANSFEROR CERTIFICATE

         THIS TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

         TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

No. R-__                                                                One Unit


                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST
                             TRANSFEROR CERTIFICATE

               THIS TRANSFEROR CERTIFICATE REPRESENTS AN INTEREST
                            IN CERTAIN ASSETS OF THE
              CAPITAL ONE MULTI-ASSET EXECUTION TRUST (THE "TRUST")

Evidencing an interest in the Trust, the corpus of which consists the Trust Estate.

                (Not an interest in or obligation of a Transferor
                            or any affiliate thereof)

         This certifies that [NAME OF TRANSFEROR] is the registered owner of [all of] [a portion], [equal to __%] [or] [in an amount up to $_____], of the Transferor Interest, subject to the lien of the Notes as provided in the [_____] Indenture, dated as of ____ __, 200_ (as amended and supplemented, the "Indenture"), among _________, as Indenture Trustee (the "Indenture Trustee") and the Trust, established pursuant to the Capital One Multi-asset Execution Trust Amended and Restated Trust Agreement, dated as of ____ __, 2002 (as amended and supplemented, the "Trust Agreement"), between Capital One Funding, LLC, as beneficiary and a transferor, and Deutsche Bank Trust Company Delaware, as owner trustee (not in its individual capacity, but solely as owner trustee the "Owner Trustee"). The corpus of the Trust consists of the Trust Estate (as defined in the Trust Agreement). Although a summary of certain provisions of the Transfer and Administration Agreement, dated as of ____ __, 200_, as amended from time to time (the "Transfer and Administration Agreement"), among Transferor, Capital One Bank, as Administrator, and the Trust, as Issuer, the Trust Agreement and the Indenture (collectively, the "Agreements") is set forth below, this Transferor Certificate does not purport to summarize the Agreements and reference is made to the Agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. A copy of the Agreements may be requested from the Owner Trustee by writing to the Owner Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreements.

         This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Agreements, to which Agreements, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

         This Transferor Certificate (this "Transferor Certificate") represents [all of] [a portion, [equal to __%] [or] [in an amount up to $________], of] [Name of Transferor]'s interest in the Transferor Interest. The Transferor Interest represents an undivided beneficial interest in the Trust Estate, subject to the lien of the Notes, including the right to receive a portion of the collections and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Transferor on behalf of all holders of the Transferor Interest. In addition to the Transferor Certificate, Notes will be issued to investors pursuant to the Indenture.

         Unless otherwise specified in an Indenture Supplement with respect to a particular Series of Notes, the Transferor has entered into the Transfer and Administration Agreement, and this Transferor Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes,
(a) the Notes of each Series, Class or Tranche which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the applicable portion of the Trust Estate and (b) the Trust shall not be treated as an association (or a publicly traded partnership) taxable as a corporation. The Transferor by the acceptance of this Transferor Certificate, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual signature, this Transferor Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

         THIS TRANSFEROR CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the Trust has caused this Transferor Certificate to be duly executed.

                                 CAPITAL ONE MULTI-ASSET
                                 EXECUTION TRUST

                                 By: DEUTSCHE BANK TRUST
                                     COMPANY DELAWARE,
                                     not in its individual capacity, but solely
                                     as Owner Trustee


                                 By: __________________________________________
                                     Name:
                                     Title:

Dated: ____ __, 200_

                          CERTIFICATE OF AUTHENTICATION

         This is the Transferor Certificate referred to in the within-mentioned Trust Agreement.

Deutsche Bank Trust Company Delaware,  or  Deutsche Bank Trust Company Delaware,
not in its individual capacity              not in its individual capacity
but solely as Owner Trustee                 but solely as Owner Trustee



                                       By ______________________________
                                            Authenticating Agent




By __________________________          By ______________________________
      Authorized Signatory                  Authorized Signatory